Exhibit 99.1

ZimVie Completes Separation from Zimmer Biomet; Announces Board of Directors

WESTMINSTER, Colorado, March 1, 2022 (GLOBE NEWSWIRE) – ZimVie Inc. (Nasdaq: ZIMV) today announced its debut as an independent publicly traded company and the completion of its separation from Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH). This separation completes the path ZimVie began in 2021 when its former parent company announced its intention to separate its Dental and Spine businesses into one of the world’s newest and leading life sciences companies. ZimVie common stock began “regular way” trading under the symbol “ZIMV” on the Nasdaq Stock Market.

“As an independent company, we are uniquely poised to expand the reach of our Dental and Spine product platforms through innovation and enhanced commercial and operational focus,” said Vafa Jamali, President and Chief Executive Officer of ZimVie. “Our solutions hold strong positions in the Dental and Spine markets, which represent a collective $20 billion addressable market opportunity. We intend to advance our positioning in each of these markets over time as we execute on multiple opportunities for growth and continue innovating to offer better solutions that help restore daily life.”

Concurrent with its separation, ZimVie announced the individuals who serve as members of the Company’s Board of Directors:

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Vinit K. Asar, President and Chief Executive Officer of Hanger Inc., a leading provider of outcomes-based orthotic and prosthetic patient care services and solutions, since May 2012. Mr. Asar brings executive and public company experience as well as significant experience in the healthcare products and services industry to ZimVie’s Board of Directors.

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Sally Crawford, former Chief Operating Officer of Healthsource, Inc., a publicly held managed care organization, from its founding in 1985 until 1997. She serves as a member of the boards of directors of Hologic, Inc. and Abcam plc. Ms. Crawford brings governance experience, operational experience, and a detailed understanding of the healthcare and managed care industries that are relevant to ZimVie’s business.

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Vafa Jamali, President and Chief Executive Officer of ZimVie and previously Senior Vice President and President, Respiratory, Gastrointestinal and Informatics of Medtronic plc. Mr. Jamali brings significant leadership experience and public company knowledge to ZimVie’s management team and Board of Directors.

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David King, former Chief Executive Officer of Labcorp, a leading global life sciences company, from 2007 to 2019. He serves as a member of the board of directors of Privia Health, as the Board Chair of PATH, and as a member of the advisory board for Duke University’s Robert J. Margolis, MD Center for Health Policy. Mr. King brings extensive executive and medical leadership experience, a deep understanding of the healthcare industry, and public company operational expertise to ZimVie’s Board of Directors.

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Richard Kuntz, M.D., Senior Vice President, Chief Medical and Scientific Officer of Medtronic plc. Dr. Kuntz brings to ZimVie’s Board of Directors extensive experience leading and navigating medical affairs, health policy and reimbursement, clinical research activities, and corporate technology, as well as clinical expertise from years of practice in internal medicine followed by interventional cardiology.

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Karen Matusinec, former Senior Vice President, Treasurer of McDonald’s Corporation from 2011 to 2021. In that role, she was responsible for Global Treasury, Tax, Insurance, and Global Business Services functions. Ms. Matusinec brings significant financial expertise and extensive experience in treasury, tax, insurance, shared services, and risk management to ZimVie’s Board of Directors.

ZimVie’s directors bring decades of collective healthcare industry and finance experience to help guide the Company on its path to improve growth and drive long-term shareholder value. For full biographies on each of the directors, please visit ZimVie’s investor relations website.

Terms of the Separation

Under the terms of the separation, at 12:01 a.m. Eastern time on March 1, 2022, each Zimmer Biomet Holdings, Inc. shareholder received one share of ZimVie common stock for every ten shares of Zimmer Biomet common stock held as of the close of business on Feb. 15, 2022 (the record date for the distribution). Zimmer Biomet retained approximately 19.7% of ZimVie’s common stock.

About ZimVie

ZimVie is a global life sciences leader in the Dental and Spine markets that develops, manufactures, and delivers a comprehensive portfolio of products and solutions designed to treat a wide range of Spine pathologies and support Dental tooth replacement and restoration procedures. The company was founded in March 2022 as an independent, publicly traded spin-off of the Dental and Spine business units of Zimmer Biomet to breathe new life, dedicated energy, and strategic focus to its portfolio of trusted brands and products. From its headquarters in Westminster, Colorado, and additional facilities around the globe, the company serves customers in over 70 countries worldwide with a robust offering of Dental and Spine solutions, including differentiated product platforms supported by extensive clinical evidence. For more information about ZimVie, please visit us at www.ZimVie.com. Follow @ZimVie on Twitter, Facebook, LinkedIn, or Instagram.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of federal securities laws, including, among others, any statements about our expectations, plans, intentions, strategies, or prospects. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs, expectations, and assumptions of management and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. For a list and description of some of such risks and uncertainties, see ZimVie’s registration statement on Form 10 filed with the U.S. Securities and Exchange Commission (SEC), including the sections of the information statement captioned “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in ZimVie’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers of this news release are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this news release.

Media Contact Information:

ZimVie

Laura Driscoll • Laura.Driscoll@ZimVie.com

(774) 284-1606

Investor Contact Information:

Gilmartin Group LLC

Marissa Bych • Marissa@gilmartinir.com

Lynn Lewis • Lynn@gilmartinir.com